UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 6, 2007

CHINA YOUTV CORPORATION

(Exact name of registrant as specified in its charter)

ADMAX RESOURCES, INC.

Former name

Nevada

 (State or Other Jurisdiction of Incorporation)

333-130767

 (Commission File Number)

N/A

(I.R.S. Employer Identification No.)

Unit 2300 - 1066 West Hasting Street
Vancouver, British Columbia
Canada V6E 3X2

(Address of principal executive offices, including zip code.)

(604) 601-8274

(Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K is filed by China YouTV Corp., a Nevada corporation (the “Registrant”), in connection with the items set forth below.

ITEM 5.02 Departure of Directors or Principal Officers; Election ofDirectors; Appointment of Principal Officers

On June 1, 2007, the members of the entire Board of Directors of the Registrant took action by unanimous written consent to approve the following changes to the Directors and management of the Registrant.

The Board of the Registrant accepted the resignation of Mr. Gao, ZhenYong from his positions as Director and President of the Registrant.

The Board of the Registrant approved the election of Mr. Wang, Jie to the vacancy on the Board of Directors resulting from the resignation of Mr. Gao, ZhenYong.

The Board of the Registrant approved the appointment of Mr. James Wei to the office of President of the Registrant.

Mr. Wang, 52, has his MBA degree from Concordia University in Montreal of Canada, bachelor degree from People University of China in Beijing, China, Majoring in Economy. Mr. Wang has years work experience in Investment Industry and Corporate Finance. Mr. Wang has been working as Partner and Managing Director of Hi-Gold Consultants Limited (Hong Kong/Beijing) since 2001. He currently also serves as Independent Director of a Shanghai listed public company and as Director in two other private companies in China.

Positions previously held by Mr. Wang include Managing Director of Beijing based OrienCentury Securities Investment Consultation, Senior Advisor to the Chairman and CEO of Guangxi Yuchai Machinery Company Ltd and China Yuchai International (a NYSE listed company), Deputy Director of Fund Management Department of Stock Exchange Executive Council (SEEC, Beijing), and Trader in Forex Funding Department of CITIC Industrial Bank.

Mr. Wei, 33, has his bachelor degree from the University of Science and Technology in Beijing, Majoring in Computer Science. Mr. Wei has over 11 years of work experience in the Internet industry. He is the CEO and chairman of the board of directors of the Registrant’s Joint Venture partner, HuaJu NetMedia. Before that, Mr. Wei served as Vice President for one of the first Internet Service Providers in China. He also served as Vice President for an Internet company that specialized in the field of web design, web hosting and domain name registration and helped it to develop into the second largest company in China in its field. Mr. Wei is a successful and well known executive in China’s internet industry.

The Registrant discloses that there are no transactions since the beginning of its last fiscal year, or any currently proposed transaction, in which the Registrant was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Registrant’s total assets at year-end for the last three completed fiscal years, and in which either Mr. Wang or Mr. Wei had or will have a direct or indirect material interest, except as hereinafter set forth, Mr. Wei may be issued shares of the Registrant’s common stock that will be issued in connection with the formation of the Joint Venture between the Registrant and HuaJu Net Media. The plan of issuance of the agreed upon 20 million shares that were to be issued to HuaJu or its designees has not been determined to date, so it is not possible to determine whether Mr. Wei has a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China YouTV Corp.

Date: June 6, 2007	By:	/s/ James Wei
James Wei
President and a Member of the Board of Directors